                                                                    EXHIBIT 4.11



        REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY AGREEMENT, dated as of June 30, 1994, among FEDERAL-MOGUL CORPORATION, a Michigan corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and as CAF Advance Agent (in such capacity, the "CAF Advance Agent"), and COMERICA BANK, CONTINENTAL BANK, NBD BANK, N.A. and THE BANK OF NEW YORK, as co-agents (together, the "Co-Agents").

        The parties hereto hereby agree as follows:


                            SECTION I.  DEFINITIONS

        1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Accumulated Funding Deficiency": any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA.

        "Administrative Agent": as defined in the preamble hereof.

        "Affected Lender":  as defined in subsection 2.21.

        "Affiliate": of any Person, shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement": this Revolving Credit and Competitive Advance Facility Agreement, as amended, supplemented or otherwise modified from time to time.

        "Applicable LIBO Rate": in respect of any CAF Advance requested pursuant to a LIBO Rate CAF Advance Request, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the maturity date thereof which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Working Days prior to the beginning of such period.

        "Available Commitment": at a particular time, an amount equal to the difference between (a) the amount of the Commitments at such time and (b) the aggregate unpaid principal amount at such time of all Loans.

        "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause
    (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

        "Base Rate Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Base Rate.

        "Borrower":  as defined in the preamble hereof.

        "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or subsection 2.5(a) as a date on which the Borrower requests the Lenders to make Revolving Credit Loans or CAF Advances, as the case may be, hereunder.

        "Business":  as defined in subsection 3.16(b).

        "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

        "CAF Advance":  each CAF Advance made pursuant to subsection 2.4.

        "CAF Advance Agent":  as defined in the preamble hereof.

        "CAF Advance Availability Period": the period from and including the Closing Date until the date which is 14 days prior to the Termination Date.

        "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which CAF Advance Confirmation shall be substantially in the form of Exhibit E and shall be delivered to the CAF Advance Agent by telecopy.

        "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the

     Borrower for such CAF Advance in the related CAF Advance Request.

        "CAF Advance Lenders": Lenders from time to time designated by the Borrower, in consultation with the CAF Advance Agent, as CAF Advance Lenders as provided in subsection 2.4.

        "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower pursuant to paragraph 2.5(d)(ii) in its acceptance of the related CAF Advance Offer.

        "CAF Advance Note": as defined in subsection 2.7 (collectively, the "CAF Advance Notes").

        "CAF Advance Offer": each offer by a CAF Advance Lender to make CAF Advances pursuant to a CAF Advance Request, which CAF Advance Offer shall contain the information specified in Exhibit D and shall be delivered to the CAF Advance Agent by telephone, immediately confirmed by telecopy.

        "CAF Advance Request": each request by the Borrower for CAF Advance Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit C and shall be delivered to the Agent in writing, by telecopy, or by telephone, immediately confirmed by telecopy.

        "Capital Expenditures": all expenditures of the Borrower and its Subsidiaries on a consolidated basis for any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, including all expenditures under capital leases, all determined in accordance with GAAP.

        "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

        "Cash Flow Coverage": for any period, the ratio of (a) the sum of EBITDA less Capital Expenditures, divided by (b) Interest Expenses plus dividends paid on the Borrower's preferred stock, in each case determined for such period.

        "Change of Control": (a) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the

    Securities and Exchange Act of 1934, as amended, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the then outstanding voting stock of the Borrower other than in a transaction having the approval of the board of directors of the Borrower at least a majority of which members are Continuing Directors or (b) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Borrower.

        "Chemical":  Chemical Bank.

        "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 have been satisfied (or compliance therewith shall have been waived by the Lenders).

        "Co-Agents":  as defined in the preamble hereof.

        "Code": the Internal Revenue Code of 1986, as amended from time to time.

        "Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

        "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

        "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

        "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
    Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

        "Compliance Certificate": a certificate of a Responsible Officer in the form of Exhibit F delivered by the Borrower to each Lender pursuant to subsection 5.2(a).

        "Consolidated Tangible Net Worth": at any date, the total of stockholders equity (including, but not limited to, Capital Stock, additional paid-in capital and retained earnings after deducting treasury stock and unearned compensation) less Intangible Assets (net of accumulated amortization) of the Borrower and its Subsidiaries on a consolidated basis as at such date determined in accordance with GAAP; provided, that Consolidated Tangible Net Worth shall not reflect any additions or deductions resulting from foreign currency translation gains or losses, the initial implementation of FAS 109 (including any adjustments to goodwill) or the application from time to time of FAS 106.

        "Consolidated Total Liabilities": all liabilities of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, including, without limitation, all Indebtedness; provided, that Consolidated Total Liabilities shall not include any amount resulting from the initial implementation of FAS 109 or the application from time to time of FAS 106.

        "Continuing Directors": the collective reference to (a) all members of the board of directors of the Borrower who have held office continually since the date hereof, and (b) all members of the board of directors of the Borrower who assumed office after the date hereof and whose nomination for election by the Borrower's shareholders was approved by a vote of at least 50% of the Continuing Directors.

        "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking by which such Person or any of its property is bound.

        "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Dollars" and "$": dollars in lawful currency of the United States of America.

        "EBITDA": for any period, the sum of (a) the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period before deduction of income and franchise taxes and depreciation, determined in conformity with GAAP, but excluding the income of any Person (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, until such income has been received by the Borrower or a Subsidiary in a cash distribution, plus (b) any Interest Expenses reported during such period, plus (c) amortization of Intangible Assets deducted in determining net income for such period plus (d) any amount deducted in determining net income for such period as a result of the application of FAS 106.

        "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

        "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

        "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

        "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

        "Eurodollar Margin": for each day and each Eurodollar Loan, the rate per annum set forth below opposite the applicable S&P Bond Rating and Moody's Bond Rating:

 Bond Rating                                                     Eurodollar
 (S&P/Moody's)                                   Level             Margin
 ----------------------                         --------         ----------
 A-/A3 or better                                    I             .2750%

 BBB+/Baa1 or better                               II             .2750%

 BBB/Baa2 or better                               III             .2625%

 BBB-/Baa3 or better                               IV             .3000%

 BB+/Ba1 or below                                   V             .5000%;

 provided that if the ratings of such rating agencies do not fall within the same Level, the Eurodollar Margin applicable to such day will be (a) if the lower rating is one Level lower than the higher rating, the rate opposite such lower Level, and (b) if the lower rating is two or more Levels lower than the higher rating, the rate opposite the next higher Level from such lower Level; provided, further, that in the event a rating is not available from either rating agency, such rating agency will be deemed to have assigned its lowest rating.

     "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                        Eurodollar Base Rate
              ----------------------------------------
              1.00 - Eurocurrency Reserve Requirements

     "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Existing Plan": any Plan existing on the date of this Agreement without giving effect to any amendment thereof made after the date of this Agreement.

     "FAS 106": Statement of Financial Accounting Standards No. 106 as published by the Financial Accounting Standards Board.

     "FAS 109": Statement of Financial Accounting Standards No. 109 as published by the Financial Accounting Standards Board.

     "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

        "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

        "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the CAF Advance Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Applicable LIBO Rate plus (or minus) a margin).

        "Funded Debt": all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing one year or more after incurrence thereof.

        "GAAP": generally accepted accounting principles in the United States of America in effect from time to time; provided, that if at any time after the Closing Date there shall occur any change in respect of such generally accepted accounting principles from those used in the preparation of the audited financial statements referred to in subsection 3.1 in a manner which would have a material effect on any matter which is material to
    Section 6, the Borrower and the Administrative Agent will, within five Business Days of a notice from the Administrative Agent or the Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of the provisions of Section 6 as in effect on the date hereof.

        "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty": any guaranty by any Person of Indebtedness or other obligations of any other Person that is not a consolidated subsidiary of such Person or any assurance with respect to the financial condition of any other Person that is not a consolidated subsidiary of such Person (including, without limitation, any purchase or repurchase agreement, any indemnity or any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any Indebtedness or other obligation of such other Person) except endorsements of negotiable instruments for collection in the ordinary course of business.

        "Heavy Wall Bearing Business": the operations of the Borrower and certain Subsidiaries engaged in the manufacture and sale of heavy wall bearings and related products including those conducted by Braunschweiger Huttenwerk GmbH, an indirect, wholly-owned Subsidiary of the Borrower, Glyco do Brazil Industria Metalurgica Ltda., an indirect wholly-owned Subsidiary of the Borrower, and by a manufacturing facility in Mooresville, Indiana.

        "Indebtedness": any (a) indebtedness for borrowed money or for the deferred purchase price of property or services, (b) obligations under leases which, in accordance with GAAP, are to be recorded as capital leases, (c) obligations which are evidenced by notes, acceptances or other instruments, (d) net liabilities under interest rate swap, foreign currency swap, commodity swap, exchange or cap agreements, (e) obligations, whether or not assumed, secured by Liens or payable out of proceeds or production from property now or hereafter owned or acquired and (f) any withdrawal obligation to a Multiemployer Plan; provided, however, that the term "Indebtedness" shall not include short-term obligations payable to suppliers incurred in the ordinary course of business.

        "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Insolvent":  pertaining to a condition of Insolvency.

        "Intangible Assets": assets having no physical existence and that, in conformity with GAAP, should be classified as intangible assets, including, without limitation, patents, patent rights, trademarks, trade names, copyrights, franchises, licenses, customer lists, organizational expenses and goodwill (the value of the goodwill attributable to the purchase of Glyco AG shall be determined using a constant Deutsche Mark to Dollar exchange rate equal to 1.6835 to 1.00).

        "Intellectual Property":  as defined in subsection 3.9.

        "Interest Expenses": with respect to any period, the aggregate of all interest expense reported by the Borrower and its Subsidiaries in accordance with GAAP during such period. As used in this definition, the term "interest" shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of capitalized lease payments during such period, all as determined in accordance with GAAP.

        "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and
    (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

        "Interest Period":  with respect to any Eurodollar Loan:

                (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

        provided that, the foregoing provisions are subject to the following:

                (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Loans shall end on such date of final payment;

                (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

        "Lenders":  as defined in the preamble hereof.

        "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

        "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the CAF Advance Lenders to offer to make CAF Advances at an interest rate equal to the Applicable LIBO Rate plus (or minus) a margin.

        "Lien": (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgage, pledge, hypothecation, assignment, lien, charge, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of the lessor under any capital lease and the interest of the seller under any conditional sale or other title retention agreement), which secures or purports to secure any Indebtedness or other indebtedness or obligations.

        "Loan": any Revolving Credit Loan or CAF Advance made by any Lender pursuant to this Agreement (collectively, the "Loans").

        "Loan Documents":  this Agreement and the Notes.

        "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the Notes or (c) the validity or enforceability of this Agreement or any of the Notes or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

        "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $25,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

        "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        "Minority Interest": the minority interest of Persons other than the Borrower and its Subsidiaries in the Borrower's Subsidiaries as shown from time to time in the most recent consolidated balance sheet of the Borrower and its Subsidiaries.

        "Moody's Bond Rating": for any day, the rating of the Borrower's senior long-term unsecured debt by Moody's Investor Service, Inc. in effect at 11:00 A.M., New York City time, on such day.

        "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Note": any Revolving Credit Note or CAF Advance Note (collectively, the "Notes").

        "Participants":  as defined in subsection 9.6(b).

        "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor corporation.

        "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
    Section 3(5) of ERISA.

        "Precision Forged": the Precision Forged Products Division of the Borrower.

        "Prime Rate": the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced). The Prime Rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

        "Process Agent's Consent": shall mean the written consent of C T Corporation System to its appointment by the Borrower pursuant to this Agreement as agent to receive and accept service of certain legal process on behalf of the

    Borrower, such consent to be in form and substance satisfactory to the Administrative Agent.

        "Prohibited Transaction":  any "prohibited transaction" as defined in
    Section 406 of ERISA or Section 4975 of the Code.

        "Properties":  as defined in subsection 3.16(a).

        "Purchasing Lenders":  as defined in subsection 9.6(c).

        "Reference Lenders":  Chemical and Comerica Bank.

        "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

        "Register":  as defined in subsection 9.6(d).

        "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Replacement Lender": a bank or financial institution (other than a subsidiary of the Borrower) acceptable to the Administrative Agent.

        "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

        "Required Lenders": (a) at any time that Commitments are outstanding, Lenders the Commitment Percentages of which aggregate at least 66-2/3% and
    (b) at any time that Commitments have been terminated, Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Notes.

        "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer": the chief executive officer, the president, the chief financial officer, the treasurer or the controller of the Borrower.

        "Revolving Credit Loans":  as defined in subsection 2.1(a).

        "Revolving Credit Note": as defined in subsection 2.2 (collectively, the "Revolving Credit Notes").

        "S&P Bond Rating": for any day, the rating of the Borrower's senior long-term unsecured debt by Standard & Poor's Ratings Group in effect at 11:00 A.M., New York City time, on such day.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Subsidiary": at any particular time, any Person which could be included as a consolidated subsidiary of the Borrower in the financial statements prepared and filed with the Borrower's annual reports on Form 10-K under the Securities Exchange Act of 1934, as amended, if such financial statements were prepared at, and as of, such time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Taxes":  as defined in subsection 2.19(a).

        "Termination Date": June 29, 1998 or such earlier date on which the Commitments shall terminate as provided herein.

        "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date.

        "Transferee":  as defined in subsection 9.6(f).

        "Transfer Effective Date": as defined in subsection 9.6(c).

        "Type": as to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

        "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.


                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


SECTION II.  AMOUNT AND TERMS OF COMMITMENTS AND CAF ADVANCE FACILITY

                 2.1  Revolving Credit Commitments; the Revolving Credit Loans.
(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment; provided that the aggregate amount of the Loans outstanding shall not at any time exceed the aggregate amount of the Commitments. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                 (b)      The Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                 2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (i) be dated the Closing Date, (ii) be stated to mature on the

Termination Date and (iii) provide for the payment of interest in accordance with subsection 2.13.

                 2.3  Procedure for Revolving Credit Borrowing.   The Borrower
may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to
(A) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                 2.4 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time during the CAF Advance Availability Period on any Business Day (in the case of CAF Advances made pursuant to a Fixed Rate CAF Advance Request) or any Working Day (in the case of CAF Advances made pursuant to a LIBO Rate CAF Advance Request). The Borrower shall, in consultation with the CAF Advance Agent, designate Lenders from time to time as CAF Advance Lenders by written notice to the CAF Advance Agent. The CAF Advance Agent shall transmit each such notice of designation promptly to each designated CAF Advance Lender. CAF Advances shall be borrowed in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                 2.5 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the CAF Advance Agent, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request may solicit bids for CAF Advances in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative maturity dates. The maturity date for each CAF Advance shall be not less than 14 days nor more than 180 days after the Borrowing Date therefor (and in any event shall be not later than the Termination Date); provided that each LIBO Rate CAF Advance shall mature one, two, three or six months after the Borrowing Date therefor. The CAF Advance Agent shall notify each CAF Advance Lender promptly by telecopy of the contents of each CAF Advance Request received by the CAF Advance Agent.

                 (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each CAF Advance Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the Applicable LIBO Rate plus (or minus) a margin determined by such CAF Advance Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent, before 10:30 A.M. (New York City time) on the day that is three Working Days before the proposed Borrowing Date, setting forth:

                (i) the maximum amount of CAF Advances for each maturity date and the aggregate maximum amount of CAF Advances for all maturity dates which such CAF Advance Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such CAF Advance Lender's Commitment); and

                (ii) the margin above or below the Applicable LIBO Rate at which such CAF Advance Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Working Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a CAF Advance Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Working Days before the proposed Borrowing Date.

                 (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each CAF Advance Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such CAF Advance Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                (i) the maximum amount of CAF Advances for each maturity date, and the aggregate maximum amount for all maturity dates, which such CAF Advance Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such CAF Advance Lender's Commitment); and

                (ii) the rate of interest at which such CAF Advance Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a CAF Advance Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

                 (d) Before 11:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                (i) cancel such CAF Advance Request by giving the CAF Advance Agent telephone notice to that effect, or

                (ii) by giving telephone notice to the CAF Advance Agent (immediately confirmed by delivery to the CAF Advance Agent of a CAF Advance Confirmation in writing or by telecopy) (A) subject to the provisions of subsection 2.5(e), accept one or more of the offers made by any CAF Advance Lender or CAF Advance Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be, of the amount of CAF Advances for each relevant maturity date and (B) reject any remaining offers made by CAF Advance Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be.

                 (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Request shall be subject to the following limitations:

                (i) the amount of CAF Advances accepted for each maturity date specified by any CAF Advance Lender in its CAF Advance Offer shall not exceed the maximum amount for such maturity date specified in such CAF Advance Offer;

                (ii) the aggregate amount of CAF Advances accepted for all maturity dates specified by any CAF Advance Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such maturity dates;

                (iii) the Borrower may not accept offers for CAF Advances for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever and if two or more CAF Advance Lenders submit offers for any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 2.4 or in clause 2.5(e)(iii) of this proviso, cannot) borrow the total amount offered by such CAF Advance Lenders with such identical pricing, the Borrower shall accept offers from all of such CAF Advance Lenders in amounts allocated among them pro rata according to the amounts offered by such CAF Advance Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that CAF Advances made by a CAF Advance Lender on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that if the number of CAF Advance Lenders that submit offers for any maturity date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing, the CAF Advance to be made by such CAF Advance Lenders would be less than $5,000,000 principal amount, the number of such CAF Advance Lenders shall be reduced by the CAF Advance Agent by lot until the CAF Advances to be made by such remaining CAF Advance Lenders would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

                 (f) If the Borrower notifies the CAF Advance Agent that a CAF Advance Request is cancelled pursuant to subsection 2.5(d)(i), the CAF Advance Agent shall give prompt telephone notice thereof to the CAF Advance Lenders.

                 (g) If the Borrower accepts pursuant to paragraph 2.5(d)(ii) one or more of the offers made by any CAF Advance Lender or CAF Advance Lenders, the CAF Advance Agent promptly shall notify each CAF Advance Lender which has made such a CAF Advance Offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each maturity date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such CAF Advance Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each CAF Advance Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection 9.2 the amount of CAF Advances to be made by such CAF Advance Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the CAF Advance Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

                 2.6 CAF Advance Payments. (a) The Borrower shall repay to the Administrative Agent for the account of each CAF Advance Lender which has made a CAF Advance on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance.

                 (b) The Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                 (c) If all or a portion of the principal amount of any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the CAF Advance Note evidencing such CAF Advance until the stated maturity date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the Base Rate, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                 2.7 CAF Advance Notes. The CAF Advances made by each CAF Advance Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B with appropriate insertions (a "CAF Advance Note"), payable to the order of such CAF Advance Lender and representing the obligation of the Borrower to pay the unpaid principal amount of all CAF Advances made by such CAF Advance Lender, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.6(b).

Each CAF Advance Lender is hereby authorized to record the date and amount of each CAF Advance made by such CAF Advance Lender, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule attached to and constituting part of its CAF Advance Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any CAF Advance Note. Each CAF Advance Note shall be dated the Closing Date and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.6(b).

                 2.8 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at a variable rate on the average daily amount of the Commitment of such Lender during the period for which payment is made, which rate will vary according to the S&P Bond Rating and the Moody's Bond Rating as follows:

      Bond Rating                                               Facility
      (S&P/Moody's)                           Level             Fee Rate
      --------------------                    -----             --------
      A-/A3 or better                             I               .1250%

      BBB+/Baa1 or better                        II               .1500%

      BBB/Baa2 or better                        III               .1875%

      BBB-/Baa3 or better                        IV               .2000%

      BB+/Ba 1 or below                           V               .2500%;

provided that if the ratings of such rating agencies do not fall within the same Level, the rate applicable to such day will be (i) if the lower rating is one Level lower than the higher rating, the rate opposite such lower Level, and
(ii) if the lower rating is two or more Levels lower than the higher rating, the rate opposite the next higher Level from such lower Level, provided, further, that in the event a rating is not available from either rating agency, such rating agency will be deemed to have assigned its lowest rating. Such facility fees shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                 (b) The Borrower agrees to pay to the Administrative Agent and the CAF Advance Agent the fees set forth in the letter, dated May 11, 1994, from Chemical Securities Inc. and Chemical to the Borrower.

                 2.9 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that if at any time as a result of such termination or reduction of Commitments the aggregate principal amount of the Loans then outstanding exceeds the Commitments, the Borrower shall immediately repay the Loans by the amount equal to such excess. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

                 2.10 Optional Prepayments. The Borrower may, at its option at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least two Business Days' notice to the Administrative Agent specifying the date and amount of prepayment and whether the payment is of Eurodollar Loans, Base Rate Loans or a combination thereof and, if of a combination thereof, the amount allocable to each, provided that each partial prepayment shall be in an aggregate amount equal to $1,000,000 or a whole multiple thereof. Upon receipt of such notice, the Administrative Agent shall promptly (on the same day) notify each Lender thereof. Such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified, together with any amounts payable pursuant to subsection 2.20 and, in the case of prepayments of Eurodollar Loans only, accrued interest to such date on the amount prepaid.

                 2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the

Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.12 shall not have been contravened and (iii) no Base Rate Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent (who shall promptly notify each Lender thereof), in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.12 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                 2.12 Minimum Amounts of Revolving Credit Loans. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that, at any time one Tranche in a principal amount which is less than $10,000,000 or not a whole multiple of $1,000,000 may be outstanding.

                 2.13 Interest Rates and Payment Dates for Revolving Credit Loans. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Eurodollar Margin.

                 (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

                 (c) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest for each day from the date of such non-payment until paid in full at a rate per annum which is 2% per annum plus the Base Rate for such day until such amount is paid in full (as well after as before judgment), provided that if such overdue amount is of the principal amount of any Eurodollar Loans and the due date therefor is other than the last day of the Interest Period with respect thereto, such Eurodollar Loans shall bear interest from the date that such principal amount was due to the last day of such Interest Period at a rate per annum which is 2% per annum plus the rate which would otherwise be applicable pursuant to paragraph (a) above and for each day thereafter at 2% per annum plus the Base Rate for such day until such amount is paid in full (as well after as before judgment).

                 (d) Interest on the Revolving Credit Loans shall be payable in arrears on each Interest Payment Date and on the Termination Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                 2.14 Computation of Interest and Fees. (a) Interest in respect of Base Rate Loans shall be calculated on the basis of a (i) 365-day (or 366-day, as the case may be) year for the actual days elapsed when such Base Rate Loans are based on the Prime Rate and (ii) a 360-day year for the actual days elapsed when based on the Federal Funds Effective Rate. Interest in respect of Eurodollar Loans and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.13(a).

                 (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                 (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.15, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

                 2.15 Inability to Determine Interest Rate. (a) If prior to the first day of any Interest Period:

                (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                (ii) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (A) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (B) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (C) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

                 (b) In the event that the CAF Advance Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Applicable LIBO Rate with respect to a proposed CAF Advance to be made pursuant to a LIBO Rate CAF Advance Request, the CAF Advance Agent shall forthwith give notice of such determination to the Borrower and the CAF Advance Lenders at least two Business Days prior to the proposed Borrowing Date, and such CAF Advances shall not be made as LIBO Rate CAF Advances on such Borrowing Date. Until any such notice has been withdrawn by the CAF Advance Agent, no further LIBO Rate CAF Advance Requests shall be submitted by the Borrower.

                 2.16 Pro Rata Treatment and Payments. (a) Each borrowing (other than CAF Advances) by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts of principal then due and owing to the Lenders with respect of the Loans. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans or LIBO Rate CAF Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a LIBO Rate CAF Advance becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                 (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                 2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled or, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.20.

                 2.18 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan or any LIBO Rate CAF Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 2.19 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate or Applicable LIBO Rate hereunder; or

                (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or LIBO Rate CAF Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 2.19 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal

Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                 2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan or CAF Advance, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or CAF Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans or CAF Advances on a day which is not the last day of an Interest Period or the CAF Advance Maturity Date, as the case may be, with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this

Agreement and the payment of the Notes and all other amounts payable hereunder.

                 2.21 Capital Adequacy. If a Lender determines the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender is increased as a result of a Change (as defined below), then, within 60 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). In addition, if the Borrower notifies the Administrative Agent within five (5) Business Days after any Lender (herein the "Affected Lender") notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.21, the Borrower may arrange for any Replacement Lender to be substituted, within a period of not more than sixty
(60) days from the date of such notice by the Borrower to the Administrative Agent, for the Affected Lender by having the Replacement Lender and the Affected Lender execute an Assignment and Acceptance in the form of Exhibit H hereto. Notwithstanding any election by the Borrower pursuant to the preceding sentence, the Borrower shall in all events remain liable for the increased costs of the Affected Lender for the period prior to the substitution of the Replacement Lender. In addition, if the Borrower shall elect the option described above, the Affected Lender shall be entitled to withdraw its notice of increased costs within a period of fifteen (15) days from the date of notice by the Borrower to the Administrative Agent as set forth above, whereupon the Borrower shall no longer be entitled to substitute a Replacement Lender for the Affected Lender as described above. If the Borrower is unable to obtain alternative financing from a Replacement Lender as aforesaid, the Borrower shall pay the increased costs of the Affected Lender as provided in the first sentence of this subsection 2.21. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or
(ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender.
"Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                  SECTION III.  REPRESENTATIONS AND WARRANTIES

                 To induce the Administrative Agent, the CAF Advance Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent, the CAF Advance Agent and each Lender that:

                 3.1 Financial Condition. The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1992 and December 31, 1993, respectively, and the related consolidated statements of earnings, cash flows and shareholders' equity for the fiscal years ended on such dates, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1994 and the related unaudited consolidated statements of earnings and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries (taken as a whole) had, at the date of the most recent balance sheet referred to above, any material Guaranty, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1993 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1993, other than any such sale, transfer or other disposition that would have been permitted by this Agreement if this Agreement had been in effect at all times during such period.

                 3.2 No Change. Since December 31, 1993, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                 3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except to the extent that, with respect to the Subsidiaries, the lack of such organization, existence or good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent that, with respect to the Subsidiaries, the lack of such power, authority or legal right could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the Notes and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes except for consents which have been obtained and are in full force and effect. This Agreement has been, and each Note will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                 3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                 3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 6.3.

                 3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                 3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                 3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                 3.13 ERISA. Neither a Reportable Event nor an Accumulated Funding Deficiency has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate with all other Single Employer Plans under which such accrued benefits exceed such assets. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five-year period prior to the date on which this representation is made or deemed made which could, in the aggregate with other such withdrawals during such period, reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or is Insolvent.

                 3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

                 3.15 Subsidiaries. The companies set forth on Schedule II to this Agreement constitute all the Subsidiaries of the Borrower at the date hereof.

                 3.16 Environmental Matters. (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the aggregate fair saleable value of the Properties.

                 (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                 (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 3.17 Accuracy and Completeness of Information. All information heretofore furnished by the Borrower to the Lenders for purposes of or in connection with this Agreement, and all such information hereafter furnished by the Borrower to any Lender for purposes of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made or to be made, in the light of the circumstances under which they were or will be made, not misleading. Prior to the date hereof, the Borrower has disclosed to the Lenders in writing any and all facts which materially and adversely affect (to the extent the Borrower can as of the date hereof reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Loan Documents.

                 3.18 Other Unsecured Indebtedness. The obligations of the Borrower under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Borrower.


                       SECTION IV.  CONDITIONS PRECEDENT

                 4.1 Conditions to Initial Loans. The obligation of each Lender to make its initial Loans hereunder is subject to the satisfaction of the following conditions precedent:

        (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) for the account of each Lender, a Revolving Credit Note and a CAF Advance Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

        (b) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Notes and
    (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

        (c) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by any Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

        (d) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

        (e) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date in connection with this Agreement.

        (f) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                 (i) the executed legal opinion of George N. Bashara, Jr., Esq., general counsel of the Borrower, given upon the express instructions of the Borrower, substantially in the form of Exhibit G-1; and

                (ii) the executed legal opinion of Simpson Thacher & Bartlett, special counsel to the Administrative Agent and the CAF Advance Agent, substantially in the form of Exhibit G-2.

        (g) The Administrative Agent shall have received the Process Agent's Consent.

        (h) All loans, accrued interest and other fees and any other amounts owing to the Lenders and the Agent under the Second Amended and Restated Revolving Credit Agreement, dated as of October 19, 1993, among the Borrower, the several banks and other financial institutions from time to time parties thereto, Chemical, as Agent for the Lenders thereunder and Comerica Bank and Continental Bank N.A., as Co-Agents, shall have been paid in full, and the commitments to make loans thereunder shall have been cancelled.

        4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

        (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

        (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

        (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                       SECTION V.  AFFIRMATIVE COVENANTS

                 The Borrower hereby covenants and agrees that so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the CAF Advance Agent hereunder:

                 5.1  Financial Statements.  The Borrower will furnish to each
Lender:

        (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified without qualification or exception by independent public accountants of nationally recognized standing selected by the Borrower; and

        (b) as soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated condensed balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated condensed statements of income and cash flows of the Borrower and its Subsidiaries for the portion of the fiscal year through such date, setting forth in each case in comparative form such figures for the previous year, certified by a Responsible Officer;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for such changes in accounting principles as may be approved by such Responsible Officer and concurred in by the Borrower's independent public accountants and disclosed therein).

                 5.2 Certificates; Other Information. The Borrower will furnish to each Lender:

        (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer in the form of Exhibit F (i) stating that such officer has no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in reasonable detail the calculations supporting such statement in respect of subsections 6.1 and 6.2;

        (b) on or prior to February 28 of each year, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on a reasonable basis and in good faith;

        (c) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its common or preferred stockholders as a class, and promptly after the same are filed, copies of all regular, periodic and special reports which the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

        (d) if requested by the Administrative Agent or by any Lender through the Administrative Agent, promptly after the same is furnished to PBGC, copies of all information furnished by the Borrower, any Subsidiary or any Commonly Controlled Entity to PBGC, except, in each case, information furnished as to ordinary operational aspects of the business of the Borrower or any Subsidiary and not relating to any deviation by the Borrower or any Subsidiary from rules and regulations of PBGC; and

        (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 5.3 Accrual of Liabilities; Payment of Obligations. The Borrower will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of taxes and all other obligations, liabilities and claims and pay, discharge or otherwise satisfy, and cause each Subsidiary to pay, discharge or otherwise satisfy, at or before their maturity or before they become delinquent, as the case may be, all obligations except where the same are being contested in good faith by appropriate proceedings diligently pursued.

                 5.4 Maintenance of Corporate Existence; Maintenance of Properties. The Borrower will (a) maintain its corporate existence, rights and franchises necessary to continue its business and the corporate existence, rights and franchises necessary to continue the business of each Subsidiary, provided that the foregoing shall not be a limitation (i) on the right of the Borrower to discontinue any operations if in the opinion of the Borrower such discontinuance is in the best interest of the Borrower and would not materially affect the ability of the Borrower to pay its debts as they become due, (ii) on asset sales permitted under subsection 6.7 and (iii) on the right of any Subsidiary to merge with or be liquidated into the Borrower or another Subsidiary if a Default does not then exist and would not result therefrom; and
(b) maintain, and cause each Subsidiary to maintain, the properties which are used or useful in its respective operations in good working order and condition.

                 5.5 Insurance. The Borrower will maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable companies in such form and upon such terms and in such amounts and against such risks (including liability for bodily injury and property damage) as in the reasonable opinion of the

Borrower is available on commercially reasonable terms and will provide sound and reasonable protection for the Borrower's or such Subsidiary's assets and operations. At the Administrative Agent's request, the Borrower will furnish to the Administrative Agent (with copies for each Lender) certificates of insurance or other evidence that such insurance is being maintained.

                 5.6 Notices. The Borrower will (a) promptly give notice in writing to the Administrative Agent (which shall promptly notify each Lender) of the occurrence of any Default or Event of Default under this Agreement, or of the commencement of (i) any material litigation or proceedings affecting the Borrower or any Subsidiary or (ii) any dispute between the Borrower or any Subsidiary and any Governmental Authority or any other party if such litigation, proceedings or dispute could reasonably be expected to result in a Material Adverse Effect; and (b) as soon as possible and in any event within 45 days after the Borrower knows or has reason to know that any Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to PBGC pursuant to the regulations issued under ERISA) has occurred with respect to any Single Employer Plan or that PBGC or the Borrower or any Commonly Controlled Entity has instituted or will institute proceedings under Title IV of ERISA to terminate any Single Employer Plan, deliver to the Administrative Agent (which shall promptly notify each Lender) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be. For all purposes of clause (b) of this subsection 5.6, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of a Single Employer Plan.

                 5.7 Compliance with Contractual Obligations and Laws. The Borrower will, and will cause each Subsidiary to, comply with all provisions of any Contractual Obligation, applicable law, rule, regulation, order, writ, judgment, injunction, decree, award or ordinance to which it is subject, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 5.8 Access to Books and Inspection. The Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and give the Administrative Agent and any reasonable number of representatives of the Lenders access, at the Borrower's principal office, during normal business hours to, and permit any such representatives to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower relating to its affairs and the affairs of the Subsidiaries, and to inspect any of the properties of the Borrower or the Subsidiaries. Notwithstanding any provision in this subsection, the Borrower (i) shall be given a reasonable opportunity upon reasonable notice to have an officer or officers of the Borrower accompany any such representative during any such visit, and (ii) shall not be responsible for any expenses incurred by any such representative.

                 5.9 Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital, acquisitions, refinancing of Indebtedness and other general corporate purposes consistent with the terms of this Agreement.

                 5.10 Environmental Laws. The Borrower will, and will cause each Subsidiary to, (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that the failure to do so, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings is not reasonably likely to result in the payment of a Material Environmental Amount and (c) defend, indemnify and hold harmless the Administrative Agent, the CAF Advance Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, investigation and laboratory fees, response costs, court costs, litigation expenses and reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in clause (c) of this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                        SECTION VI.  NEGATIVE COVENANTS

                 The Borrower hereby covenants and agrees that so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the CAF Advance Agent hereunder:

                 6.1 Cash Flow Coverage. The Borrower will not permit the Cash Flow Coverage to be less than a ratio of 1.75 to 1.00 for (i) the fiscal quarter ended June 30, 1994, (ii) the two consecutive fiscal quarters ended September 30, 1994, (iii) the three consecutive fiscal quarters ended December 31, 1994 or (iv) any period of four consecutive fiscal quarters ended on or after March 31, 1995.

                 6.2 Total Liabilities to Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Total Liabilities plus Minority Interest as a percentage of Consolidated Tangible Net Worth as of the last day of any fiscal quarter of the Borrower to be greater than 300%.

                 6.3 Limitation on Liens. The Borrower will not, nor will it permit any Subsidiary to, create, assume or incur or suffer to be created, assumed or incurred or to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired, provided, however, that the foregoing restriction shall not apply to the following:

        (a)  Liens existing on the Closing Date and described on Schedule III;

        (b) Liens on property or assets of any corporation existing at the time such corporation becomes a Subsidiary;

        (c)  Liens in favor of the Borrower or any wholly-owned Subsidiary;

        (d) Liens in favor of any Governmental Authority to secure progress, advance or other payments pursuant to any contract or provision of any statute;

        (e) Liens (including, without limitation, the interest of the lessor under any capital lease) on property or assets existing at the time of the acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within six months after, the acquisition or completion of such property or assets for the purpose of financing all or any part of the purchase price or construction cost thereof;

        (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through
    (e), inclusive; provided that (i) no such extension, renewal or replacement shall result in an increase in the liabilities secured thereby and (ii) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien so extended, renewed or replaced (plus additions, accessions, replacements and improvements to such property);

        (g) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently pursued if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP;

        (h) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business
    (A) which are not overdue for a period of more than 60 days or (B) which are being contested in good faith and by appropriate proceedings diligently pursued if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP;

        (i) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not greater than $5,000,000 (to the extent the dollar values of such encumbrances are calculable) and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

        (j) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

        (k) liens ratably securing the obligations of the Borrower to the Lenders hereunder or under the Notes; and

        (l) other Liens incidental to the conduct of the Borrower's or any Subsidiary's business or the ownership of its property and assets that were incurred in connection with the borrowing of money or the obtaining of advances or credit or capital leases; provided, however, that the indebtedness secured thereby does not exceed in the aggregate for the Borrower and all Subsidiaries an amount equal to $30,000,000; and provided, further, that at no time shall the debt secured by the Liens allowed under this subsection 6.3(l) plus all other Indebtedness of the Borrower's Subsidiaries be equal to or greater than 40 percent (40%) of Consolidated Tangible Net Worth (determined as of the end of the most recent fiscal quarter of the Borrower).

                 6.4 Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except Indebtedness of the Borrower's Subsidiaries which, together with the secured Indebtedness allowed under subsection 6.3(l), shall not exceed forty percent (40%) of Consolidated Tangible Net Worth (determined as of the end of the most recent fiscal quarter of the Borrower).

                 6.5 Limitation on Mergers. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other corporation except that any Subsidiary may merge or consolidate (i) with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) with or into any one or more wholly-owned Subsidiaries or (iii) with or into any Person to be acquired pursuant to subsection 6.11.

                 6.6 Multiemployer Plans. The Borrower will not, as of any date, permit any liability to occur to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding such date.

                 6.7 Asset Sales. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of all or any portion of its property, assets or business to any Person except for (a) sales of assets in the ordinary course of business, (b) the sale of Precision Forged and the Heavy Wall Bearing Business, (c) sales of accounts receivable or related contract rights and (d) any other sales of assets having a book value which, when added to the book value of all other assets sold pursuant to this clause
(d) since the date of this Agreement, does not exceed 10% of the Borrower's consolidated net worth as of the last day of the fiscal quarter ended immediately prior to the date of such sale.

                 6.8 Limitation on More Restrictive Covenants. The Borrower shall not enter into any new debt agreement that would contain, nor enter into any amendment, supplement or other modification to any indenture, instrument or other agreement concerning the Funded Debt or any refinancing thereof, if such indenture, instrument or other agreement at the time entered into or after giving effect to any such amendment, supplement or other modification thereto, would contain (a) any covenant or event of default that is more restrictive on the Borrower than those set forth in this Agreement, (b) any covenant with respect to financial performance the scope of which is materially different from the covenants respecting such matters set forth in subsections 6.1 or 6.2 or (c) any covenant which would prohibit the granting of liens on its assets by the Borrower or its Subsidiaries in favor of the Lenders.

                 6.9 Subsidiary Guaranties. The Borrower will not, and will not allow any Subsidiary to, make or suffer to exist any Guaranty except (a) any Guaranty existing on the Closing Date listed on Schedule IV attached hereto, including, but not limited to, that certain Guaranty and Contingent Purchase Agreement dated February 15, 1989 by and between the Borrower and Aetna Life Insurance Company and any replacement in whole or in part of any Guaranty listed on Schedule IV in connection with any extension, refinancing or refunding of the Indebtedness guarantied thereby and (b) Guaranties with respect to Indebtedness or other obligations not exceeding $500,000 in the aggregate at any one time.

                 6.10 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                 6.11 Acquisitions. The Borrower will not, and it will not permit any of its Subsidiaries to, acquire, in a single transaction or in a series of related transactions, all or substantially all of the equity interests in, or assets of, any other Person, or all or substantially all of the assets constituting a division or business segment of any other Person, except that the Borrower or any of its Subsidiaries may make any such acquisition if:

        (a) after giving effect thereto, no Default or Event of Default shall be in existence; and

        (b) if such acquisition is the acquisition of equity interests of any Person, such acquisition is approved by the board of directors or analogous governing body of such Person.


                        SECTION VII.  EVENTS OF DEFAULT

        If any of the following events shall occur and be continuing:

        (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

        (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) The Borrower shall default in the observance or performance of any agreement contained in subsections 5.4(a) or 5.6 or Section 6; or

        (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after receipt by the Borrower of notice of such default from the Administrative Agent or any Lender; or

        (e) The Borrower or any of its Subsidiaries shall (i) default in any payment or payments of principal or interest in an aggregate amount of more than $5,000,000 (or its equivalent in another currency) at any one time on any Indebtedness (other than the Notes) or in the payment of any Guaranty, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Notes) the principal amount of which exceeds $5,000,000 or any Guaranty guarantying Indebtedness the principal amount of which exceeds $5,000,000 or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness or Guaranty, beyond any applicable period of grace (not to exceed 30 days), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guaranty to become payable; or

        (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
    (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

        (g) (i) Any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
    (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

        (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the insurance carrier has admitted liability) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

        (i) The validity or enforceability of this Agreement or any of the other documents required to be delivered in connection herewith shall be challenged by the Borrower or any of its Subsidiaries or shall fail to remain in full force and effect for any reason other than in accordance with its express terms; or

        (j)      A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


         SECTION VIII.  THE ADMINISTRATIVE AGENT AND CAF ADVANCE AGENT

                 8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical as the Administrative Agent and CAF Advance Agent of such Lender under this Agreement, and each Lender irrevocably authorizes Chemical, as the Administrative Agent and CAF Advance Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the Notes and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and CAF Advance Agent by the terms of this Agreement and the Notes, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this

Agreement, the Administrative Agent and CAF Advance Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Note or otherwise exist against the Administrative Agent or the CAF Advance Agent. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that no Co-Agent shall have any rights, duties or responsibilities in its capacity as a Co-Agent and that no Co-Agent shall have the authority to take any action hereunder in its capacity as such.

                 8.2 Delegation of Duties. The Administrative Agent and the CAF Advance Agent may execute any of its duties under this Agreement and the Notes by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent and the CAF Advance Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 8.3 Exculpatory Provisions. None of the Administrative Agent, the CAF Advance Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Note (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any Note or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the CAF Advance Agent, as applicable, under or in connection with, this Agreement or any Note or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the CAF Advance Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Note, or to inspect the properties, books or records of the Borrower.

                 8.4 Reliance by Administrative Agent and CAF Advance Agent. The Administrative Agent and the CAF Advance Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the

Borrower), independent accountants and other experts selected by the Administrative Agent and the CAF Advance Agent. The Administrative Agent and the CAF Advance Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Note unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the CAF Advance Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                 8.5 Notice of Default. Neither the Administrative Agent nor the CAF Advance Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 8.6 Non-Reliance on Administrative Agent, CAF Advance Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the CAF Advance Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the CAF Advance Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the CAF Advance Agent to any Lender. Each Lender represents to the Administrative Agent and the CAF Advance Agent that it has, independently and without reliance upon the Administrative Agent, the CAF Advance Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the CAF Advance Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Notes, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the CAF Advance Agent hereunder, neither the Administrative Agent nor the CAF Advance Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent, CAF Advance Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the CAF Advance Agent in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the CAF Advance Agent in any way relating to or arising out of this Agreement, any of the Notes or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the CAF Advance Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the CAF Advance Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                 8.8 Administrative Agent and CAF Advance Agent in Its Individual Capacity. The Administrative Agent, the CAF Advance Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent or the CAF Advance Agent were not the Administrative Agent or the CAF

Advance Agent, as applicable, hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent and the CAF Advance Agent shall have the same rights and powers under this Agreement and the Notes as any Lender and may exercise the same as though it were not the Administrative Agent or the CAF Advance Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent and CAF Advance Agent in their respective individual capacity.

                 8.9  Successor Administrative Agent and CAF Advance Agent.
The Administrative Agent and the CAF Advance Agent may resign as Administrative Agent or CAF Advance Agent, as applicable, upon 10 days' notice to the Lenders. If the Administrative Agent or the CAF Advance Agent shall resign as Administrative Agent or CAF Advance Agent, as applicable, under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or CAF Advance Agent, as applicable, and the term "Administrative Agent" or "CAF Advance Agent", as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's or CAF Advance Agent's, as applicable, rights, powers and duties as Administrative Agent or CAF Advance Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or CAF Advance Agent, as applicable, or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's or CAF Advance Agent's resignation as Administrative Agent or CAF Advance Agent, as applicable, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or CAF Advance Agent, as applicable, under this Agreement.


                           SECTION IX.  MISCELLANEOUS

                 9.1 Amendments and Waivers. Neither this Agreement, any Note nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders, or with the written consent of the Required Lenders, the Administrative Agent, may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of the Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the Notes, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent and CAF Advance Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the CAF Advance Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders, the Administrative Agent and CAF Advance Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or four days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent and CAF Advance Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                 The Borrower:    Federal-Mogul Corporation
                                  26555 Northwestern Highway
                                  Southfield, Michigan  48034
                                  Attention:  Treasurer
                                  Telecopy:  810-354-8103

                 The Administrative
                 Agent:           Chemical Bank
                                  270 Park Avenue
                                  New York, New York  10017
                                  Attention: Susan Kane
                                  Telecopy:  212-972-9854

                                  with a copy to:

                                  Chemical Securities Inc.
                                  270 Park Avenue
                                  New York, New York  10017
                                  Attention:  Richard Thayer
                                  Telecopy:  212-972-9854

                 The CAF Advance
                  Agent:          Chemical Bank Agency Services
                                      Corporation
                                  140 East 45th Street
                                  New York, New York  10017
                                  Attention:  Terri Reilly
                                  Telecopy:  212-622-0002

provided that any notice, request or demand to or upon the Administrative Agent, the CAF Advance Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.9, 2.10, 2.11 or 2.15 shall not be effective until received.

                 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                 9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent and the CAF Advance Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and the CAF Advance Agent,
(b) to pay or reimburse each Lender, the Administrative Agent and the CAF Advance Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, the CAF Advance Agent and to the several Lenders, and (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the CAF Advance Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the CAF Advance Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any other related document (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, the CAF Advance Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, the CAF Advance Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent, the CAF Advance Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                 9.6 Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the CAF Advance Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18, and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any affiliate thereof and, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that the consent of the Borrower shall be required for sales which would result in withholding costs to the Borrower; and provided, further, that a sale to a Purchasing Lender that is not then a Lender shall be in a minimum amount of $5,000,000 (or, if less, the entire Commitment of the assigning Lender). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance (the "Transfer Effective Date"), (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment

Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Note of the transferor Lender a new Note to the order of such Purchasing Lender in an amount equal to the Loan purchased by it pursuant to such Assignment and Acceptance and, if the transferor Lender has retained a Loan hereunder, a new Note to the order of the transferor Lender in an amount equal to the Loan retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

                 (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower, if applicable, and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,500 (payable by the transferor or the Purchasing Lender, as agreed between them), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance,
(ii) give notice of such acceptance to the Lenders and the Borrower and (iii) on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register.

                 (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of subsection 2.19(b) to the same extent as the Lenders that are parties to this Agreement originally are required to comply.

                 (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                 9.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 9.10 Integration. This Agreement and the Notes represent the agreement of the Borrower, the Administrative Agent, the CAF Advance Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the Notes.

                 9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Note, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) designates and appoints C T Corporation System and such other persons located in New York City (provided that the Administrative Agent receive (i) prior notice of the appointment of such other persons and
    (ii) a Process Agent's Consent of such other persons) as may hereafter be selected by the Borrower which agree in writing to so serve as its agent to receive on its behalf service of all process in any proceeding in any court, such service by registered or certified mail
    (or any substantially similar form of mail), postage prepaid, being hereby acknowledged by the Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address provided in subsection 9.2 hereof except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrower refuses to accept service or the Borrower revokes the appointment of the agent without the approval of the Administrative Agent and a new agent, satisfactory to the Administrative Agent, is not appointed, the Borrower agrees that service upon it in accordance with subsection 9.2 hereof shall constitute sufficient notice;

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

        9.13  Acknowledgements.  The Borrower hereby acknowledges that:

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

        (b) none of the Administrative Agent, the CAF Advance Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any Note, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c)  no joint venture exists among the Borrower and the Lenders.

                 9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE CAF ADVANCE AGENT, THE CO-AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


               FEDERAL-MOGUL CORPORATION


               By
                  Title:


               CHEMICAL BANK,
                 as Administrative Agent, CAF
                 Advance Agent and as a Lender


               By
                  Title:


               COMERICA BANK,
                  as a Co-Agent and as a Lender


               By
                  Title:


               CONTINENTAL BANK,
                  as a Co-Agent and as a Lender


               By
                  Title:


               NBD BANK, N.A.,
                  as a Co-Agent and as a Lender


               By
                  Title:


               By
                  Title:

               THE BANK OF NEW YORK,
                  as a Co-Agent and as a Lender


               By
                  Title:


               BANQUE PARIBAS


               By
                  Title:


               By
                  Title:


               MELLON BANK, N.A.


               By
                  Title:


               ROYAL BANK OF CANADA


               By
                  Title:


               THE BANK OF NOVA SCOTIA


               By
                  Title:


               THE NIPPON CREDIT BANK, LTD.


               By
                 Title:

               UNION BANK OF SWITZERLAND-CHICAGO BRANCH


               By
                  Title:


               By
                  Title:

               BAYERISCHE VEREINSBANK AG CHICAGO
               BRANCH


               By
                  Title:


               By
                  Title:


               BERLINER HANDELS - UND -
               FRANKFURTER BANK


               By
                  Title:


               By
                  Title:


               CREDIT LYONNAIS CHICAGO BRANCH


               By
                  Title:


               CREDIT LYONNAIS CAYMAN ISLANDS
               BRANCH


               By
                  Title:

               DEUTSCHE BANK AG CHICAGO AND/OR
               CAYMAN ISLANDS BRANCHES


               By
                  Title:


               By
                  Title:


               DRESDNER BANK AG CHICAGO AND GRAND
               CAYMAN BRANCHES


               By
                  Title:

               By
                  Title:


               NATIONAL CITY BANK


               By
                  Title:


               THE BANK OF TOKYO TRUST COMPANY


               By
                  Title:


               THE LONG TERM CREDIT BANK OF JAPAN,
               LTD., CHICAGO BRANCH


               By
                  Title:


               By
                  Title: